UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900

                                                                                             (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On June13, 2013, Cott Corporation (the “Company”) committed to the implementation of a restructuring plan as part of its ongoing efforts to reduce operating expenses. The restructuring plan is expected to consist primarily of headcount reductions in the Company’s corporate function and reporting units. The restructuring plan is expected to be substantially completed during the third quarter of 2013. The Company currently expects to incur cash charges of approximately $2.2 million primarily related to employee redundancy costs.

Safe Harbor Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results and events to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this Current Report on Form 8-K include, but are not limited to, statements related to the Company’s efforts to reduce operating expenses, amount of cash charges and timing for completing the restructuring plan. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate.

Factors that could cause actual results and events to differ materially from those described in this Current Report on Form 8-K include, among others: potential changes to the restructuring plan, the ultimate cost of the restructuring plan, the time necessary to implement the restructuring plan, and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness. The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. The Company does not undertake to update or revise any of these statements in light of new information or future events, except as expressly required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

June 17, 2013

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary